EXHIBIT VII


                           JOINT FILING AGREEMENT

           Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, MS Acquisition Ltd., a Texas limited partnership, MSSC Acquisition Corporation, a Delaware corporation, Richmont Capital Partners I, L.P., a Delaware limited partnership, and J.R. Investments Corp., a Delaware corporation, John P. Rochon, Nick G. Bouras and Timothy M. Byrd agree that the Amendment No. 1 to the Statement on Schedule 13D to which this joint filing agreement is attached as an exhibit (the "Schedule 13D"), and any amendments thereto, are filed on behalf of each of them. MSSC Acquisition Corporation, Richmont Capital Partners I, L.P., J.R. Investments Corp., John P. Rochon, Nick G. Bouras and Timothy M. Byrd each hereby authorizes MS Acquisition Ltd., for it and on its behalf, and in its name, place and stead, in any and all capacities, to sign the Schedule 13D and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. This joint filing agreement may be executed in one or more counterparts, each of which will constitute one and the same agreement.


                              MS ACQUISITION LTD.

                              By: MSSC Acquisition Corporation, its
                                  General Partner

                              By:  /s/  Nick G. Bouras
                                 ---------------------------------
                              Name:   Nick G. Bouras
                              Title:  Vice President
                              Date:   August 18, 1999


                              MSSC ACQUISITION CORPORATION

                              By:  /s/  Nick G. Bouras
                                 ---------------------------------
                              Name:   Nick G. Bouras
                              Title:  Vice President
                              Date:   August 18, 1999


                              RICHMONT CAPITAL PARTNERS I, L.P.

                              By: J.R. Investments Corp., its
                                  General Partner

                              By:  /s/  Nick G. Bouras
                                 ---------------------------------
                              Name:   Nick G. Bouras
                              Title:  Vice President
                              Date:   August 18, 1999


                              J.R. INVESTMENTS CORP.

                              By:  /s/  Nick G. Bouras
                                 ---------------------------------
                              Name:   Nick G. Bouras
                              Title:  Vice President
                              Date:   August 18, 1999


                              /s/  John P. Rochon
                              ------------------------------------
                              Name:  John P. Rochon


                              /s/  Nick G. Bouras
                              ------------------------------------
                              Name:  Nick G. Bouras


                              /s/ Timothy M. Byrd
                              ------------------------------------
                              Name:  Timothy M. Byrd